Exhibit 10.1
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), dated the ___ day of _________, ____, is by and between Pioneer Energy Services Corp., a Delaware corporation (the “Corporation”), and _______________________, an individual (“Indemnitee”).
RECITALS
A.Competent and experienced persons are reluctant to serve or to continue to serve as directors, managers and/or officers of legal entities or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of any such entity.
B.The current uncertainties relating to the availability of adequate insurance have increased the difficulty for entities of attracting and retaining competent and experienced persons to serve in such capacities.
C.The Board of Directors of the Corporation (the “Board of Directors”) has determined that enhancing the ability of the Corporation and its subsidiaries to retain and attract as directors, managers and/or officers the most capable persons is in the best interests of the Corporation, and that the Corporation therefore should seek to assure such persons that indemnification and insurance coverage is available, at the Corporation’s own expense, on an ongoing basis.
D.As a supplement to and in the furtherance of the Corporation’s Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”), the Corporation’s Bylaws (as may be amended or restated from time to time, the “Bylaws”), and the organizational documents of any direct or indirect subsidiary of the Corporation (such organizational documents, together with the Certificate of Incorporation and the Bylaws, the “Constituent Documents”), it is reasonable, prudent, desirable and necessary for the Corporation contractually to obligate itself to indemnify, and to pay in advance expenses and losses on behalf of, directors, managers and officers to the fullest extent permitted by law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified and that their expenses will not be so paid in advance.
E.This Agreement is not a substitute for, nor does it diminish or abrogate any rights of Indemnitee under, the Constituent Documents or any resolutions or consents adopted pursuant thereto (including any contractual rights of Indemnitee that may exist under any other agreement or those existing or created as a matter of law or otherwise, both as to actions in Indemnitee’s capacity as an Indemnitee, and as to actions in any other capacity). In the event of conflict of any provision(s) of any Constituent Document and this Agreement, the provision(s) of the Constituent Document and this Agreement shall be interpreted together in the manner that is most favorable to Indemnitee.
F.Indemnitee is or will be a director, manager and/or officer of the Corporation and/or one of its direct or indirect subsidiaries and his or her willingness to serve or continue to serve in such capacity is predicated, in substantial part, upon the Corporation’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.
G.Indemnitee may have certain rights to indemnification and/or insurance provided by the Other Indemnitors (as defined below), which Indemnitee and the Other Indemnitors intend to be secondary to the primary obligation of the Corporation to indemnify Indemnitee as provided herein, with the Corporation’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board of Directors or as a manager or officer.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and covenants contained herein and Indemnitee’s agreement to provide services to the Corporation, the Corporation and Indemnitee hereby agree as follows:
ARTICLE 1.
CERTAIN DEFINITIONS
Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth below:
“Chancery Court” means the Court of Chancery of the State of Delaware.
“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other Enterprise, whether or not for profit, that is, directly or indirectly, controlled by the Corporation. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.
“Corporate Status” means the status of a person who is or was (including prior to the date hereof) a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Corporation, any of the Corporation’s predecessor entities, direct or indirect subsidiaries, or of any other Enterprise on behalf of which such person is or was serving at the request of the Corporation or any of the Corporation’s direct or indirect subsidiaries, including, for the avoidance of doubt, serving at the request of an Enterprise in connection with the filing of the Chapter 11 Cases (as defined in that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Pioneer Energy Services Corp. and its Affiliated Debtors as filed on March 2, 2020 with the United States Bankruptcy Court for the Southern District of Texas, Houston Division in In re: Pioneer Energy Services Corp., et al., Case No. 20-31425 (DRJ), which was confirmed by order of the Court entered May 11, 2020 (as amended, the “Plan”)) or the closing of the Restructuring Transactions (as defined in the Plan), including the incorporation and initial activities of the Corporation. In addition to any service at the actual request of the Corporation, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise if Indemnitee is or was serving as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of such Enterprise and (i) such Enterprise is or at the time of such service was a Controlled Affiliate, (ii) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Controlled Affiliate or (iii) the Corporation or a Controlled Affiliate, directly or indirectly, caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.
“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
“Enterprise” means the Corporation and any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or other enterprise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

“Expenses” means any and all reasonable costs including, but not limited to, fees and charges, expenses and disbursements, including any and all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other fees, expenses or disbursements, actually paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification or other rights under this Agreement. Expenses will also include (a) Expenses actually paid or incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any appeal bond or its equivalent and (b) for purposes of Article 4 only, Expenses actually incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation by Proceeding or otherwise. Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporate law and neither currently is, nor in the past five (5) years has been, retained to represent: (a) the Corporation, any subsidiary of the Corporation, or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement and/or the indemnification provisions of the Constituent Documents, or of other indemnitees under similar indemnification agreements) or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Corporation, any subsidiary of the Corporation, or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“Losses” means any and all (a) losses, claims, liabilities, contingencies, judgments, orders, damages, amounts paid or payable in settlement, fines (including excise taxes and penalties assessed with respect to employee benefit plans), penalties (in each case, whether civil, criminal or otherwise), and Expenses, (b) interest, assessments, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt thereof or hereunder and (c) other charges paid or payable in connection with or in respect of any of the foregoing.
“Other Indemnitors” means (a) any employer of Indemnitee; (b) any Enterprise in which an Indemnitee is a partner, member or equity holder; (c) any Enterprise for whom Indemnitee is serving as a director of the Corporation at the request of such Enterprise; (d) any other source of indemnification to or any Person required to provide indemnification for the benefit of Indemnitee; (e) any affiliate of any Person described in the foregoing clauses (a), (b), (c) or (d); and (f) any insurer of any Person described in the foregoing clauses (a), (b), (c), (d) or (e), in each such case, to the extent Indemnitee has rights to indemnification and/or insurance provided by such Enterprise, insurer or other Person in connection with his or her service as a director of the Corporation. For the avoidance of doubt, “Other Indemnitor” shall not include any directors’ and officers’ insurance policy obtained by the Corporation or any of its subsidiaries and the insurer under such policy.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
“Proceeding” means any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any and all appeals, in each case, whether brought by or in the right of the Corporation (or any of its direct or indirect subsidiaries) or otherwise, whether civil, criminal, administrative or investigative, whether formal or informal, whether made pursuant to federal, state, local, or foreign law or otherwise, and whether or not commenced prior to the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of or relating to Indemnitee’s Corporate Status and by reason of or relating to either (a) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or of any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in his or her Corporate Status or (b) the fact that Indemnitee is or was serving at the request of the Corporation (or of any of its direct or indirect subsidiaries) as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise, in each case, whether or not serving in such capacity at the time any Loss or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement except one initiated by Indemnitee to enforce his or her rights under this Agreement, which are covered under Article 8. For purposes of this definition, the term “threatened” will be deemed to include Indemnitee’s good faith belief that a claim or other assertion might lead to institution of a Proceeding.
References to “serving at the request of the Corporation” include any service as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Corporation (or any of its direct or indirect subsidiaries) which imposes duties on, or involves services by, such director, officer, employee, partner, member, manager, trustee, fiduciary or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to under applicable law or in this Agreement.
ARTICLE 2.
SERVICES TO THE CORPORATION
2.1 Services to the Corporation. Indemnitee agrees to serve as a director, manager or officer of the Corporation for so long as Indemnitee is duly elected or appointed. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event, the Corporation will have no obligation under this Agreement to continue Indemnitee in such position after the date of such resignation; provided, however, the indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity. This Agreement will not be construed as giving Indemnitee any right to be retained as a director, manager, officer or employee of the Corporation (or any other Enterprise). For purposes of Articles 2 through 13, “Corporation” shall include Pioneer Energy Services Corp. and each of its direct or indirect subsidiaries.
ARTICLE 3.
INDEMNIFICATION
3.1 Corporation Indemnification. The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time, but subject to the limitations expressly provided in this Agreement. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) or any statute that replaces or succeeds the relevant sections of the DGCL with respect to such matters. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)Proceedings Other Than Proceedings by or in the Right of the Corporation. Except as otherwise provided in this Article 3, Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.1(a) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise requires representation of counsel in connection with, any Proceeding other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 3.1(a), Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses and Losses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually and reasonably paid or incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding.
(b)Proceedings by or in the Right of the Corporation. Except as otherwise provided in this Article 3, Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.1(b) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise requires representation of counsel in connection with, any Proceeding brought by or in the right of the Corporation. Pursuant to this Section 3.1(b), Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually and reasonably paid or incurred by him or her, or on his or her behalf, in connection with such Proceeding; provided, however, that if applicable law so requires, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and to the extent that the Chancery Court shall determine that such indemnification may be made.

3.2 Mandatory Indemnification if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 6.9), to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or any part thereof, the Corporation will indemnify Indemnitee to the fullest extent permitted by law against all Expenses that are actually and reasonably paid or incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in such Proceeding, the Corporation will indemnify and hold harmless Indemnitee against all Expenses actually and reasonably paid or incurred by Indemnitee in connection with each successfully resolved claim, issue or matter on which Indemnitee was successful. For purposes of this Section 3.2, the termination of any Proceeding, or any claim, issue or matter in such Proceeding, by dismissal with or without prejudice will be deemed to be a successful result as to such Proceeding, claim, issue or matter.
3.3 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Corporation will indemnify Indemnitee to the fullest extent permitted by law against all Expenses actually and reasonably paid or incurred by Indemnitee on his or her behalf in connection therewith.
3.4 Exclusions. Notwithstanding any other provision of this Agreement, the Corporation will not be obligated under this Agreement to provide indemnification if prohibited by applicable law or in connection with the following:
(a)Any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee against the Corporation or its directors, managers, officers, employees or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or any part of any

Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) the proceeding was initiated to establish or enforce a right to indemnification under this Agreement, any other agreement or insurance policy, or under the Constituent Documents, or (iv) as otherwise required under the laws of the State of Delaware; provided, however, that nothing in this Section 3.4(a) shall limit the right of Indemnitee to be indemnified under Section 8.4.

(b)In respect of any claim, issue or matter as to which Indemnitee was acting in his or her Corporate Status and in such capacity shall have been adjudged pursuant to a non-appealable final order to have failed to act in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, in each such case unless, and only to the extent that, the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of the foregoing but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses and/or Losses which such court shall deem proper.

(c)With respect to any criminal action or proceeding, if Indemnitee had reasonable cause to believe such Indemnitee’s conduct was unlawful, in each such case unless, and only to the extent that, the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of the foregoing but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses and/or Losses which such court shall deem proper.

(d)For any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements).

(e)For an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

ARTICLE 4.
ADVANCEMENT OF EXPENSES
4.1 Expense Advances. Except as set forth in Section 4.2, the Corporation will, if requested by Indemnitee, advance, to the fullest extent permitted by law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Proceeding (whether prior to or after its final disposition). Indemnitee’s right to each Expense Advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Constituent Documents or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Corporation without regard to Indemnitee’s ability to repay the Expense Advance. Indemnitee hereby undertakes to repay such Expense Advance if, and to the extent that, it is ultimately determined, by final decision by a court or arbitrator, as applicable, from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses under the Constituent Documents, the DGCL, this Agreement or otherwise. Indemnitee shall qualify for an Expense

Advance upon the execution and delivery of this Agreement by or on behalf of Indemnitee, which shall constitute the requisite undertaking with respect to repayment of an Expense Advance made hereunder and no other form of undertaking shall be required to qualify for an Expense Advance made hereunder other than the execution of this Agreement by or on behalf of Indemnitee. An Expense eligible for an Expense Advance will include (i) any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in this Article 4, including Expenses incurred preparing and forwarding statements to the Corporation to support the Expense Advances claimed, and (ii) notwithstanding anything herein to the contrary, any advance of expenses provided for in Section 8.4.
4.2 Exclusions. Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Sections 3.4(a), 3.4(d) or 3.4(e).

4.3 Timing. An Expense Advance pursuant to Section 4.1 will be made within ten (10) business days after the receipt by the Corporation of a written statement or statements from Indemnitee requesting such Expense Advance (which statement or statements will include, if requested by the Corporation, reasonable detail underlying the Expenses for which the Expense Advance is requested), whether such request is made prior to or after final disposition of such Proceeding. In connection with any request for an Expense Advance, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

ARTICLE 5.
CONTRIBUTION IN THE EVENT OF JOINT LIABILITY
5.1 Contribution by Corporation.
(a)Whether or not the indemnification or expense advancement provided in Articles 3 or 4, respectively, is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any Expenses or Losses of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)Without diminishing or impairing the obligations of the Corporation set forth in the preceding Section 5.1(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay to Indemnitee the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. Indemnitee shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Corporation.

(c)To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (including due to an election by Indemnitee), the Corporation, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses actually and reasonably incurred or paid by Indemnitee in connection with any

Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5.2 Indemnification for Contribution Claims by Others. To the fullest extent permitted by law, the Corporation will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Corporation who may be jointly liable with Indemnitee for any Loss or Expense arising from a Proceeding.
ARTICLE 6.
PROCEDURES AND PRESUMPTIONS FOR THE
DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION
6.1 Notification of Claims; Request for Indemnification. Indemnitee agrees to notify promptly the Corporation in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, including such documentation and information as is available to Indemnitee and is necessary to determine whether and to what extent Indemnitee is entitled to indemnification; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Corporation did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Corporation’s ability to defend such Proceeding; and, provided, further, however, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Corporation is a party to the same Proceeding. The omission to notify the Corporation will not relieve the Corporation from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Indemnitee may deliver to the Corporation a written request to have the Corporation indemnify and hold harmless Indemnitee in accordance with this Agreement. Subject to Section 6.9, such request may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 6.2. The Secretary of the Corporation will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. The Corporation will be entitled to participate in any Proceeding at its own expense.
6.2 Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 6.1 with respect to any Proceeding, a determination with respect to Indemnitee’s entitlement thereto shall be made by one of the following methods, at the election of Indemnitee: (a) so long as there are Disinterested Directors with respect to such Proceeding, a majority vote of the Disinterested Directors, even if less than a quorum of the Board of Directors, (b) so long as there are Disinterested Directors with respect to such Proceeding, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum of the Board of Directors or (c) Independent Counsel in a written opinion delivered to the Board of Directors, a copy of which will also be delivered to Indemnitee. The election by Indemnitee to use a particular method to make such determination is to be included in the written request for indemnification submitted by Indemnitee (and if no election is made in the request it will be assumed that Indemnitee has elected the Independent Counsel to make such determination). The Person(s) chosen to make a determination under this Agreement of Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination.
6.3 Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 6.2 will be made by an Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6.3. The Independent Counsel shall be selected by the Board of Directors. The Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. Indemnitee may, within ten (10) days after such written notice of selection is given, deliver to the Corporation a written objection made in good faith to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1, no Independent Counsel is selected, or an Independent Counsel for which an objection thereto has been properly made remains unresolved, either the Corporation or Indemnitee may petition the Chancery Court or other court of competent jurisdiction for resolution of any objection that has been made by Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court may designate, and the Person with respect to whom all objections are so resolved or the Person so appointed will act as Independent Counsel under Section 6.2. The Corporation will pay any and all fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 6.2, and the Corporation will pay all fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed.
6.4 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination will presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion, by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement, the Constituent Documents or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and/or with respect to any criminal Proceeding, whether Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Person(s) making such determination will presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee will be deemed to have acted in good faith if Indemnitee’s action with respect to a particular Enterprise (that Indemnitee is or was serving at the request of the Corporation on behalf of) is based on the records or books of account of such Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise; provided, however, that this sentence will not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met such standard of conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, manager, officer, agent or employee of such Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
6.5 No Presumption in Absence of a Determination or As Result of an Adverse Determination; Presumption Regarding Success. Neither the failure of any Person(s) chosen to make a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief to make such determination, nor an actual determination by such Person(s) that Indemnitee has not met such standard of conduct or did not have such belief, prior to or after the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, will be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that

Indemnitee did not meet any particular standard of conduct and with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful, or that Indemnitee had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by final adverse judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.
6.6 Timing of Determination. The Corporation will use its reasonable best efforts to cause any determination required to be made pursuant to Section 6.2 to be made as promptly as practicable after Indemnitee has submitted a written request for indemnification pursuant to Section 6.1. If the Person(s) chosen to make a determination does not make such determination within thirty (30) days after the later of the date (a) the Corporation receives Indemnitee’s request for indemnification pursuant to Section 6.1 and (b) on which an Independent Counsel is selected pursuant to Section 6.3, if applicable (and all objections to such person, if any, have been resolved), the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, so long as (i) Indemnitee has fulfilled his or her obligations pursuant to Section 6.8 and (ii) such indemnification is not prohibited under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person(s) making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto.
6.7 Timing of Payments. All payments of Expenses, including any Expense Advance, and other amounts by the Corporation to Indemnitee pursuant to this Agreement will be made as soon as practicable after a written request or demand therefor by Indemnitee is presented to the Corporation, but in no event later than ten (10) business days after (a) such demand is presented or (b) such later date as a determination of entitlement to indemnification is made in accordance with Section 6.6, if applicable; provided, however, that an Expense Advance will be made within the time provided in Section 4.3.
6.8 Cooperation. Indemnitee will cooperate with the Person(s) making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person(s), upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person(s) making such determination will be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation will indemnify Indemnitee therefor and will hold Indemnitee harmless therefrom.
6.9 Time for Submission of Request. Indemnitee will be required to submit any request for Indemnification pursuant to this Article 6 within a reasonable time, not to exceed two (2) years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two (2) year period).
ARTICLE 7.
LIABILITY INSURANCE
7.1 Corporation Insurance. Subject to Section 7.3, the Corporation shall obtain and maintain a policy or policies of insurance with one or more reputable insurance companies providing Indemnitee with coverage in such amount as will be determined by the Board of Directors for Losses and Expenses paid or incurred by Indemnitee as a result of acts or omissions of Indemnitee in his or her Corporate Status, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement; provided, however, that in all policies of director and officer liability insurance obtained by the Corporation, Indemnitee shall be named as an insured party in such manner as to provide Indemnitee with the same rights and benefits as are afforded to the most favorably insured directors, managers or officers, as applicable, of the Corporation under such policies. Any reductions to the amount of director and officer liability insurance coverage maintained by the Corporation as of the date hereof shall be subject to the approval of the Board of Directors to ensure the Corporation’s performance of its obligations under this Agreement.
7.2 Notice to Insurers. If, at the time of receipt by the Corporation of a notice from any source of a Proceeding as to which Indemnitee is a party or participant, the Corporation will give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Corporation will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Corporation and such insurers related thereto. The Corporation will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
7.3 Insurance Not Required. Notwithstanding Section 7.1, the Corporation will have no obligation to obtain or maintain the insurance contemplated by Section 7.1 if the Board of Directors determines in good faith that such insurance is not available on commercially reasonable terms, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Corporation will promptly notify Indemnitee of any such determination not to provide insurance coverage.
ARTICLE 8.
REMEDIES OF INDEMNITEE
8.1 Action by Indemnitee. In the event that (a) a determination is made pursuant to Article 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) an Expense Advance is not timely made pursuant to Section 4.3 of this Agreement, (c) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 6.6, (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 6.7 or (e) the Corporation or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or payment of an Expense Advance. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to any such arbitration. The Corporation will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
8.2 De Novo Review if Prior Adverse Determination. In the event that a determination is made pursuant to Article 6 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article 8 will be conducted in all respects as a de novo trial or arbitration, as applicable, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article 8, Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Corporation will have the burden of proving Indemnitee is not entitled to indemnification and the Corporation may not refer to or introduce evidence of any determination pursuant to Article 6 adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Article 8, Indemnitee will not be required to reimburse the Corporation for any Expense Advance made pursuant to Article 4 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

8.3 Corporation Bound by Favorable Determination by Reviewing Party. If a determination is made that Indemnitee is entitled to indemnification pursuant to Article 6, the Corporation will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 8, absent (a) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading or (b) a prohibition of such indemnification under law.
8.4 Corporation Bears Expenses if Indemnitee Seeks Adjudication. In the event that Indemnitee, pursuant to this Article 8, seeks a judicial adjudication or arbitration of his or her rights under, or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Constituent Documents, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Corporation, the Corporation will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all expenses (of the types described in the definition of Expenses in Article 1 of this Agreement) which are actually and reasonably paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of such expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Corporation will (within fifteen (15) days after receipt by the Corporation of the written request therefor), pay in advance such expenses, to the fullest extent permitted by law.
8.5 Corporation Bound by Provisions of this Agreement. The Corporation will be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Article 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Corporation is bound by all the provisions of this Agreement.
ARTICLE 9.
NON-EXCLUSIVITY, SUBROGATION; NO DUPLICATIVE PAYMENTS
9.1 Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constituent Documents, any insurance policy, any other agreement, a vote of equityholders, a resolution of the directors or otherwise. To the extent Indemnitee otherwise would have any greater right to indemnification or payment of any advancement of Expenses under any other provisions under applicable law, the Constituent Documents, any insurance policy, any agreement, vote of equityholders, a resolution of the directors or otherwise, Indemnitee will be entitled under this Agreement to such greater right. No amendment, alteration or repeal of this Agreement or of any provision hereof limits or restricts any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered Proceeding.
9.2 Subrogation. Except as provided in Section 9.3, in the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Corporation).
9.3 No Duplicative Payments. The Corporation will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or any Expense for which advancement is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, except as provided in this Section 9.3. The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of Proceedings relating to Indemnitee’s service at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise, except as provided in this Section 9.3. The Corporation hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same Expenses or Losses incurred by Indemnitee are secondary), (b) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement, the Constituent Documents (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Other Indemnitors and (c) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 9.3.
9.4 More Favorable Terms. In the event the Corporation enters into an indemnification agreement with another director or officer, as the case may be, containing terms more favorable to the indemnitee thereof than the terms contained herein, Indemnitee will be afforded the benefit of such more favorable terms and such more favorable terms will be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution thereof, the Corporation will (a) send a copy of the agreement containing more favorable terms to Indemnitee, and (b) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.
ARTICLE 10.
DEFENSE OF PROCEEDINGS
10.1 Corporation Assuming the Defense. Subject to Section 10.3 below, in the event the Corporation is obligated to pay in advance the Expenses of any Proceeding pursuant to Article 4, the Corporation will be entitled, by written notice to Indemnitee, to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval will not be unreasonably withheld. The Corporation will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Corporation’s election to assume such defense, and Indemnitee will be required, within ten (10) days following Indemnitee’s receipt of such notice, to inform the Corporation of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Corporation will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence.
10.2 Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 10.1 and retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that (a) Indemnitee has the right to employ counsel in any such Proceeding at Indemnitee’s expense and (b) the Corporation will be required to pay the fees and expenses of Indemnitee’s counsel if (i) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (ii) Indemnitee reasonably concludes that there is an actual or potential conflict between the Corporation (or any other Person(s) included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Corporation or (iii) the Corporation does not continue to retain the counsel approved by Indemnitee.
10.3 Corporation Not Entitled to Assume Defense. Notwithstanding Section 10.1, the Corporation will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or any Proceeding as to which Indemnitee has reasonably made the conclusion provided for in Section 10.2(b)(ii).
ARTICLE 11.
SETTLEMENT
11.1 Corporation Prior Consent Required. Notwithstanding anything in this Agreement to the contrary, the Corporation will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent.
11.2 When Indemnitee’s Prior Consent Required. The Corporation will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (a) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Loss for which Indemnitee is not wholly indemnified hereunder or (b) with respect to any Proceeding with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding.
ARTICLE 12.
DURATION OF AGREEMENT
12.1     Duration of Agreement. This Agreement will continue until and terminate upon the latest of (a) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an Expense Advance under this Agreement, (b) ten (10) years after the date that Indemnitee has ceased to serve as a director, manager or officer of the Corporation or as a director, officer, employee, partner, member, manager, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Corporation or (c) if, at the later of the dates referred to in (a) and (b) above, there is pending a Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an Expense Advance under this Agreement or a Proceeding commenced by Indemnitee pursuant to Article 8 of this Agreement, one (1) year after the final termination of such Proceeding, including any and all appeals.
ARTICLE 13.
MISCELLANEOUS
13.1     Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, that it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Constituent Documents and any employment or similar agreement between the parties.
13.2     Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed void ab initio and not binding on such other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. Except as set forth in Section 9.3, there are no third party beneficiaries having rights under or with respect to this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, manager, officer, employee, or agent of the Corporation or of any other enterprise at the Corporation’s request.
13.3     Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by electronic mail, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
(a)If to Indemnitee, to the address set forth on the signature page hereto.
(b)If to the Corporation, to:

Pioneer Energy Services Corp.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
Attention: Bryce Seki, VP - General Counsel
Email: BSeki@pioneeres.com
All notices, requests or other communications will be effective and deemed given only as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail, (c) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (d) if sent by electronic mail, upon the transmitter’s confirmation of receipt of such electronic mail transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.
13.4    Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.
13.5    Submission to Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought only in the Chancery Court, and each party (i) consents to submit to the exclusive jurisdiction of the Chancery Court (and of the appropriate appellate courts therefrom) for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) waives any objection to the laying of venue of any such action or proceeding in the Chancery Court, and (iii) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
13.6    Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
13.7    Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.
13.8    Amendment. Except pursuant to the first sentence of Section 9.4, this Agreement may not be amended or modified except by a writing signed by all of the parties.
13.9    Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
13.10    Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all documented and reasonable expenses (of the types described in the definition of Expenses) incurred by Indemnitee with respect to such action. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all expenses (of the types described in the definition of Expenses) in defense of such action (including with respect to Indemnitee’s counterclaims and cross claims made in such action).
13.11     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
13.12    Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile, portable document format (.pdf), or other electronic transmission.

13.3    Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
PIONEER ENERGY SERVICES CORP.

By:        _________________________________
    Name:
    Title:
[Indemnification Agreement Signature Page]

INDEMNITEE:

___________________________________
Signature

___________________________________
Print Name

Address: ________________________

        ________________________

        ________________________
[Indemnification Agreement Signature Page]